EXHIBIT 24

                       MONTGOMERY WARD HOLDING CORP.
                             POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Montgomery Ward Holding Corp., a Delaware corporation, hereby constitutes and appoints SPENCER H. HEINE, EDWIN G. POHLMANN, JOHN L. WORKMAN and PHILIP D. DELK, his or her true and lawful attorneys-in-fact and agents to execute in his or her name and capacity the 1994 annual report on Form 10-K of this Corporation and any amendments to such annual report, with all exhibits thereto, and any and all documents in connection therewith pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, each of them with full power to act without the others;

     AND FURTHER, that each of the undersigned directors and/or officers of the Corporation hereby grants to said attorneys-in-fact and agents and each of them, full power and authority to do and perform any and all acts and things essential and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person in connection with the proper exercise of the powers granted hereunder.
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     IN WITNESS WHEREOF, the undersigned as directors and/or
officers of said Montgomery Ward Holding Corp. or as individuals, have hereunto set their hands and seals as of this 23rd day of March, 1995.


NAME AND TITLE                /s/ Bernard F. Brennan
                              Bernard F. Brennan, Director,
                              Chairman and Chief Executive
                              Officer

NAME AND TITLE                /s/ Richard Bergel
                              Richard Bergel, Director and
                              Vice Chairman

NAME AND TITLE                /s/ Bernard W. Andrews
                              Bernard W. Andrews, Director
                              and President

NAME AND TITLE                /s/ Spencer H. Heine
                              Spencer H. Heine, Director and
                              Executive Vice President

NAME AND TITLE                /s/ G. Joseph Reddington
                              G. Joseph Reddington, Director

NAME AND TITLE                /s/ Myron Lieberman
                              Myron Lieberman, Director

NAME AND TITLE                /s/ Silas S. Cathcart
                              Silas S. Cathcart, Director

NAME AND TITLE                /s/ David D. Ekedahl
                              David D. Ekedahl, Director

NAME AND TITLE                /s/Denis J. Nayden
                              Denis J. Nayden, Director

NAME AND TITLE                /s/James A. Parke
                              James A. Parke, Director